Exhibit 10.9

Second Amendment to Lease

THIS SECOND AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made and entered into by and between CIGNA INVESTMENTS, INC. (“Landlord”) and WEATHERFORD ENTERRA U.S., LIMITED PARTNERSHIP (“Tenant”), to be effective as of September 16, 1996 (the “Effective Date”).

[SEAL]

Marked For

Identification

CIGNA

R E C I T A L S:

Landlord and Tenant entered into that certain Lease Agreement (the “Lease”) dated as of January 26, 1996, whereby Landlord leased to Tenant 73,746 square feet of rentable area (the “Original Premises”) located on floors 2, 6, 9, 10 and 11 of the 515 Post Oak Building (the “Building”), and amended by that certain First Amendment to Lease Agreement (the “First Amendment”) dated as of April 11, 1996; and

Landlord and Tenant now desire to amend the Lease to expand the Premises.

NOW THEREFORE, for and in consideration of the premises, Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby confessed and acknowledged, Landlord and Tenant hereby agree that Lease is further amended as follows (capitalized terms used herein having the meaning attributed to them in the Lease unless specifically provided otherwise):

1. Additional Premises Leased. Subject to and upon the terms, provisions and conditions set forth in the Lease and each in consideration of the duties, covenants and obligations of the other hereunder, Landlord does hereby lease, demise and let to Tenant, and Tenant does hereby lease and take from Landlord, the space on floor 7 of the Building (the “Additional Premises”) as reflected on the floor plan thereof attached hereto and made a part hereof for all purposes as EXHIBIT A. Landlord and Tenant hereby stipulate and agree for all purposes under this Amendment and the Lease that the rentable area of the Additional Premises is 549 square feet, notwithstanding any different measurement thereof that may be made hereafter by or on behalf of either party. Accordingly, the total rentable area of the Original Premises and the Additional Premises (collectively, the “Premises”) is stipulated and agreed to be 88,232 square feet.

2. Terms and Conditions. Tenant’s lease of the Additional Premises shall be on all of the terms and conditions of the Lease as if the Additional Premises were included within the Original Premises, except as follows:

(a) The term of Tenant’s lease of the Additional Premises shall be one hundred and eighteen (118) months and commence on September 1, 1996 and expire on June 30, 2006.

(b) Upon commencement, the annual Base Rent payable by Tenant with respect to the Additional Premises shall be at the same rate and on the same terms then in effect with respect to the Original Premises except there will be no rental abatement and rent shall commence on September 1, 1996. Tenant shall also pay its Pro Rata Share and all other rental adjustments payable by Tenant with respect to the Additional Premises as provided in the Lease.

(c) Tenant acknowledges and agrees that it will take and accept the Additional Premises in its then current condition, i.e., “AS IS”, and “WITH ALL FAULTS”. Tenant acknowledges that no representations as to the repair of the Additional Premises nor promises to alter, remodel or improve the Additional Premises have been made by Landlord; provided, however, the same obligations of Landlord with respect to Expansion Premises, as defined in the Lease, which obligations are more particularly outlined in Exhibit C of the Lease, shall apply to the Additional Premises (irrespective of the fact that the Additional Premises fail to qualify as Expansions Premises based on the timing of and amount of space leased hereunder). In this connection, Landlord hereby acknowledges that the Construction, Planning and Moving Allowances defined in paragraph 15 of Exhibit C of the Lease shall also apply to the Additional Premises, as well as 1, 4, 7, 8(b), and 8(c) of the Additional Construction Matters Allowances defined in Exhibit C of the Lease. Accordingly, Landlord acknowledges and agrees that for the purposes of determining Landlord’s obligations with respect to Exhibit C “Additional Construction Matters”, items 1,4,7,8(b) and 8(c)(as applied to the Additional Premises).

3. Tenant’s Pro Rata Share. Upon commencement of the Lease term with respect to the entire Additional Premises, unless and until any additional space is added to or deducted from the Premises (without implying any right in Landlord or Tenant to add space to or deduct space from the Premises, except as expressly set forth in this Lease), Tenant’s Pro Rata Share is stipulated and agreed to be 35.72%.

4. Parking. Upon commencement of the Lease term with respect to the Additional Premises Tenant shall take and utilize up to two (2) additional Parking Permits for unassigned parking spaces in the Garage on the same terms and conditions provided with respect to the original Parking Permits in Exhibit F to the Lease.

5. Effect of Amendment. Except as expressly amended hereby, all other terms and provisions of the Lease remain unchanged and continue to be in full force and effect and apply to the Additional Premises. All capitalized terms not defined herein shall have the same meanings attributable to them in the Lease. The terms of this Amendment shall control any conflicts between the terms of the Lease and the terms of this Amendment.

6. Multiple Counterparts. This Amendment may be executed multiple counterparts, and by the parties hereto on separate counterparts, each of which shall be deemed to be an original and all of which together shall constitute but one agreement.

7. Entire Agreement. This Amendment constitutes the entire agreement of the parties with respect to the subject matter hereof, and all prior correspondence, memoranda, agreements or understandings (written or oral) with respect hereto are merged into and superseded by this Amendment.

EXECUTED to be effective as of the date first written above.

“Landlord”	CONNECTICUT GENERAL LIFE INSURANCE COMPANY

CIGNA INVESTMENTS, INC.

By:	/s/ James H. Rogers
Name:	JAMES H. ROGERS
Title:	MANAGING DIRECTOR

[SEAL]

Marked For

Identification

CIGNA

“Tenant”

WEATHERFORD ENTERRA U.S., LIMITED PARTNERSHIP

By:	/s/ H. Suzanne Thomas
Name:	H. Suzanne Thomas
Title:	Senior Vice President

The undersigned Guarantor consents to this Amendment and expressly agrees that the Guaranty shall also apply to the performance of Tenant’s obligations under this Amendment.

“Guarantor”

WEATHERFORD ENTERRA, INC.

By:	/s/ H. Suzanne Thomas
Name:	H. Suzanne Thomas
Title:	Senior Vice President